UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUSANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Associated Banc-Corp
(Exact name of registrant as specified in its charter)

Wisconsin	39-1098068
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

433 Main Street, Green Bay, Wisconsin	54301
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
$300,000,000 $6.625% Fixed-Rate Reset Subordinated Notes due 2033	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-256902

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1	Description of Registrant’s Securities to be Registered.

           Associated Banc-Corp, (the “Company”), hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated June 8, 2021, under “Description of Senior and Subordinated Debt Securities” and in the Prospectus Supplement dated February 6, 2023, under “Description of the Notes,” filed with the Securities and Exchange Commission (the “Commission”) on February 8, 2023 under Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-256902) previously filed with the Commission under the Act.

Item 2.	Exhibits.

1	Subordinated Indenture, dated as of November 13, 2014, between Associated Banc-Corp and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Report on Form 8-K filed on November 18, 2014)

2	Form of Global Note dated as of February 10, 2023 representing $300,000,000 6.625% Fixed-Rate Reset Subordinated Notes due 2033 (incorporated by reference to Exhibit 4.1 to Report on Form 8-K filed on February 10, 2023)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: February 28, 2023	By:	/s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel and Corporate Secretary

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